Exhibit 10.34

INCOME CONTINUATION PLAN

OF

AVISTA CORPORATION

As Amended and Restated Effective December 31, 2007

INCOME CONTINUATION PLAN

OF

AVISTA CORPORATION

Purpose

The purpose of this Plan is to provide specified benefits to Executive Officers of the Company in the event of death. The effective date of this Plan, as amended and restated, shall be December 31, 2007. The Plan was originally effective on the Effective Date.

ARTICLE 1.

DEFINITIONS

1.1 “Base Annual Compensation” shall mean the Participant’s current rate of annual base pay at the time of his or her death, including deferrals to the Executive Deferral Plan, but excluding bonuses, commissions, overtime, and non-monetary awards for employment services to the Company.

1.2 “Beneficiary” shall mean the person or persons, or the estate of a Participant, entitled to receive any benefits under this Plan upon the death of a Participant.

1.3 “Board” shall mean the Board of Directors of Avista Corporation.

1.4 “Committee” shall mean the Benefit Plan Administration Committee, the administrative committee appointed by the Board to manage and administer the Plan.

1.5 “Company” shall mean Avista Corporation.

1.6 “Effective Date” shall be March 1, 1989.

1.7 “Employee” shall mean a person who is employed by the Company in accordance with Company personnel policies and procedures.

1.8 “Executive Officer” shall mean a full time Employee or former full time Employee whose position is or was designated by the Board as Vice President, Senior Vice President, Executive Vice President, or President and/or Chairman at the time of his Retirement.

1.9 “Funded Pension Plan” shall mean the Retirement Plan for Employees of Avista Corporation.

1.10 “Participant” shall mean an Executive Officer of the Company.

1.11 “Pension Benefit” shall mean the Participant’s monthly benefit payable in the Participant’s normal form of benefit (for a single Participant, a single life annuity or for a married participant, a 66-2/3% joint and survivor annuity with the participant’s surviving spouse as joint annuitant until such spouse is age 60, and a 50% joint and survivor annuity with such spouse as joint annuitant thereafter) calculated under terms of the Funded Pension Plan and the Avista Corporation Supplemental Executive Retirement Plan as of the date the Participant elected to commence benefits thereunder. If the Participant has not commenced benefits under the Funded Pension Plan or the Avista Corporation Supplemental Executive Retirement Plan as of the date of the Participant’s death, “Pension Benefit” shall mean the Participant’s normal form of benefit calculated under terms of the Funded Pension Plan and/or the Avista Corporation Supplemental Executive Retirement Plan, as applicable, as of the date the Participant’s death.

1.12 “Plan” shall mean this Income Continuation Plan of Avista Corporation.

1.13 “Retirement” shall mean severance of the Participant from employment (for reasons other than death) with the Company on or after the attainment of age 55 with at least 15 years of Vesting Service with the Company.

1.14 “Vesting Service” shall mean periods of service as defined in Section 4.2 of the Funded Pension Plan that are counted for the purposes of determining a Participant’s eligibility for early retirement benefits under the Funded Pension Plan, and except as otherwise provided in an agreement between the Company and the Executive Officer and approved by the Compensation & Organization Committee of the Board.

ARTICLE 2.

ELIGIBILITY

Participants shall be the Executive Officers of the Company.

ARTICLE 3.

PRE-RETIREMENT INCOME CONTINUATION BENEFIT

3.1 If the Participant dies before Retirement, the Company shall pay a benefit to the Participant’s Beneficiary, as described below. In the event that a Participant severs his or her employment with the Company prior to age 55 or prior to having at least 15 years of Vesting Service, he or she shall not be entitled to a benefit under this Article 3.

3.2 The Participant’s benefit shall be equal to 2 x the Participant’s Base Annual Compensation.

3.3 A lump sum payment of such benefit shall be made within 30 days of the death of the Participant.

ARTICLE 4.

POST—RETIREMENT INCOME CONTINUATION BENEFIT

4.1 If the Participant is an Executive Officer on December 31, 2007 (or was an Executive Officer prior to December 31, 2007) and he or she dies after Retirement, the Company shall pay a benefit to the Participant’s Beneficiary, as described below. A Participant who is not an Executive Officer on or prior to December 31, 2007 shall not be entitled to a benefit under this Article 4.

4.2 The Participant’s benefit shall be equal to 2 x the Participant’s annual Pension Benefit.

4.3 A lump payment of such benefit shall be paid within 30 days of the death of the Participant.

ARTICLE 5.

BENEFICIARY

5.1 A Participant shall designate his or her Beneficiary to receive benefits under the Plan by completing the appropriate Beneficiary designation form and submitting it to the Committee. A Participant may change his or her Beneficiary by submitting to the Committee the appropriate Beneficiary designation change form.

5.2 If a Participant fails to designate a Beneficiary as provided in this Article, or if the designed Beneficiary predeceases the Participant or dies prior to distribution of the Participant’s benefits, then the benefits under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

5.3 No change of Beneficiary shall be effective until acknowledged in writing by the Committee. Upon the acceptance by the Committee of a Beneficiary designation change form, all Beneficiary designations previously filed shall be cancelled.

5.4 If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, it shall have the right to withhold such payments until the matter is finally adjudicated.

5.5 Any payment made to a Beneficiary in accordance with this Plan in good faith shall fully discharge the Company and the Committee from all further obligations with respect to such Participant.

ARTICLE 6.

COMPANY LIABILITY

6.1 Amounts payable to a Participant shall be paid from the general assets of the Company exclusively, and it is specifically understood that a trust is not intended to be created and the Participant’s rights under the Plan are those of a general creditor. Title to and beneficial ownership of any assets, whether cash or other forms of investments, which the Company may earmark to pay the benefits provided for herein, shall at all times remain in the Company and neither the Participant nor his or her Beneficiary shall have any property interest whatsoever in any specific assets of the Company. The Company, however, is not required to earmark any assets for the payment of the benefits described in this Plan.

6.2 The Participant and/or Beneficiary must cooperate with the Company and the Committee in furnishing all information requested by the Company or the Committee in order to facilitate the payment of benefits.

ARTICLE 7.

ADMINISTRATION

7.1 This Plan shall be administered by the Committee. The Committee shall have full power, discretion, and authority to administer the Plan and to construe and apply all of its provisions. The Committee’s powers and duties, unless properly delegated, shall include, but shall not be limited to:

(a) Designating agents to carry out responsibilities related to the Plan, other than fiduciary responsibilities;

(b) Deciding questions relating to eligibility and amounts of benefits;

(c) Deciding disputes that may arise with regard to the rights of Participants and Beneficiary (or any of their legal representatives) under the terms of the Plan;

(d) Obtaining information from the Company with respect to the Participants as necessary to determine the rights and benefits of the Participants under the Plan. The Committee may rely conclusively on such information furnished by the Company;

(e) Compiling and maintaining all Plan records it deems necessary for administration of the Plan;

(f) Authorizing payment of all benefits as they become payable under the Plan;

(g) Engaging such legal, administrative, consulting, actuarial, investment, accounting and other professional services, as the Committee deems proper;

(h) Adopting rules and regulations for the administration of the Plan that are not inconsistent with applicable law; and

(i) Performing other actions provided for in other parts of this Plan.

7.2 The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

7.3 Subject to Article 8 below, the decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7.4 The Company shall indemnify and hold harmless the members of the Committee and any Employee to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, or any such Employee.

ARTICLE 8.

CLAIMS PROCEDURES

8.1 Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

8.2 The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(a) that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i) the specific reason(s) for the denial of the claim, or any part of it;

(ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv) an explanation of the claim review procedure set forth in Section 11.3 below.

8.3 Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a) may review pertinent documents;

(b) may submit written comments or other documents; and/or

(c) may request a hearing, which the Committee, in its sole discretion, may grant.

8.4 The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c) such other matters as the Committee deems relevant.

8.5 A Claimant’s compliance with the foregoing provisions of this Article 8 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 9.

AMENDMENT AND TERMINATION

9.1 Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees, by action of the Board or the Committee. The termination of the Plan shall not adversely affect any Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination by virtue of a Participant’s death.

9.2 The Company may, at any time, amend or modify the Plan in whole or in part by the action of the Board or the Committee. The amendment or modification of the Plan shall not affect any Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification by virtue of a Participant’s death.

ARTICLE 10.

MISCELLANEOUS

10.1 Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company.

10.2 The Company’s liability for the payment of benefits shall be determined only by the Plan. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

10.3 Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

10.4 The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company as an Employee or to interfere with the right of the Company to discipline or discharge the Participant at any time.

10.5 Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.6 The captions of the articles of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.7 Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Washington without regard to its conflicts of laws principles.

10.8 Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

BPAC

c/o Vice President – Human Resources

Avista Corporation

1411 East Mission

Spokane, Washington 99220

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

10.9 The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s Beneficiary.

10.10 In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

10.11 If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.

Adopted and approved this 14th day of February, 2008 to be effective December 31, 2007.